UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	HUBS	New York Stock Exchange

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01. Other Events.

On January 26, 2022, the Board of Directors of HubSpot, Inc. (the “Company”) approved an amendment (the “Amendment”) to the HubSpot, Inc. 2014 Stock Option and Incentive Plan (the “Plan”) to eliminate, on a prospective basis, the “evergreen” provision of the Plan, which provided for automatic annual cumulative increases in the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance under the Plan. The final “evergreen” increase under the Plan was effective as of January 1, 2022 (the “2022 Evergreen Increase”), and the Company expects to file a Registration Statement on Form S-8 on or about February 15, 2022 with respect to the 2022 Evergreen Increase. As a result of the Amendment, no additional “evergreen” increases will occur under the Plan after the 2022 Evergreen Increase. As of the date of this Current Report on Form 8-K, 10,899,744 shares of Common Stock were available for future issuance under the Plan, as amended, after giving effect to the 2022 Evergreen Increase.

A copy of the Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Amendment No. 1 to HubSpot, Inc. 2014 Stock Option and Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HubSpot, Inc.

January 27, 2022	By:	/s/ John P. Kelleher
Name: John P. Kelleher
Title: General Counsel

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